UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard

Framingham, Massachusetts 01702

(Address of Principal Executive Offices) (Zip Code)

(857) 999-0075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	KALV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2025, upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of KalVista Pharmaceuticals, Inc. (the “Company”), the Board approved the appointment of Bethany Sensenig (“Ms. Sensenig”) to the Board and Audit Committee of the Board (the “Audit Committee”) effective immediately, to serve until her successor is duly elected and qualified, or until her death, resignation or removal. In connection with Ms. Sensenig’s appointment to the Audit Committee, Nancy Stuart (“Ms. Stuart”) will transition off the Audit Committee but remains a member of the Board and continues to serve on the Nominating and Corporate Governance Committee of the Board. The Board also approved Ms. Stuart’s appointment to the Compensation Committee of the Board, effective immediately. Ms. Sensenig will serve as a Class II Director whose term will expire at the Company’s 2026 Annual Meeting of Stockholders.

There are no arrangements or understandings between Ms. Sensenig and any other persons pursuant to which Ms. Sensenig was named as a director. Ms. Sensenig is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Additionally, the Board has determined that Ms. Sensenig satisfies the independence requirements of the Nasdaq Stock Market listing rules and the Securities and Exchange Commission (the “SEC”) for purposes of service on audit committees.

Ms. Sensenig’s compensation shall be consistent with the Company’s current policy for incoming non-employee directors, which provides for (i) an initial award upon such individual’s first appointment to the Board, consisting of options to purchase 45,000 shares of the Company’s common stock, and (ii) an annual retainer of $42,500 paid in cash. In addition, Ms. Sensenig will receive $10,000 in committee fees per year for service on the Audit Committee.

In connection with her appointment to the Board, Ms. Sensenig will execute the Company’s standard form of indemnification agreement for directors.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 1, 2025, the Company held its 2025 Annual Meeting of Stockholders and the following proposals were adopted:

1. Election of two Class I directors, Benjamin L. Palleiko and Brian J.G. Pereira, M.D. (each to serve a three-year term, which will expire at the 2028 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified):

Nominees	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Benjamin L. Palleiko	36,096,804	1,491,876	3,100	3,882,274

Brian J.G. Pereira	30,303,728	7,284,941	3,111	3,882,274

2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the eight-month transition period ending December 31, 2025:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
41,421,548	44,417	8,089	0

3. Approval, on a non-binding advisory basis, of the compensation paid by the Company to its named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
33,600,808	3,985,860	5,112	3,882,274

Item 7.01	Regulation FD Disclosure.

On October 2, 2025, the Company issued a press release announcing Ms. Sensenig’s appointment to the Board, a copy of which is attached hereto as Exhibit 99.1. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated October 2, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

Date: October 2, 2025	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko Chief Executive Officer